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                                                                  Exhibit (d)(4)

                                October 23, 2000

Special Committee
   of Board of Directors
Roy F. Weston, Inc.

Attention:     Thomas E. Carroll, Chairman

Dear Committee Members:

We refer to the Stock Pooling Agreement ("Agreement") made as of the Effective Date by and among Roy F. Weston, Inc. and the Pool Members, and to the Pool Majority Notice dated the date hereof and attached hereto in the form signed by each of the undersigned Pool Members ("Undersigned"). Terms defined in the Agreement or in the Pool Majority Notice shall, when used herein and capitalized, have the same meaning herein as defined therein.

Each of the Undersigned, intending to be legally bound hereby, agrees with the Company, acting through the Special Committee, as follows:

          (a) If requested to do so by the Special Committee (acting through its Chairman), each of the Undersigned will complete a ballot in a manner which is consistent with the voting instructions set forth in the Pool Majority Notice ("Voting Instructions") and promptly thereafter execute and return it to the Secretary of the Company.

          (b) Each of the undersigned will refrain from taking any action which is inconsistent in any respect with the Voting Instructions, including but not limited to any action to terminate the Agreement or the procedures for voting of Pooled Shares of Common Stock of the Company provided for therein. In addition, each of the Undersigned agrees that prior to March 15, 2001, he or she will not sell, assign, transfer or otherwise dispose of any of the Pooled Shares to anyone other than another of the Undersigned or otherwise than in connection with consummation of the Business Combination Proposal.

This letter has been executed in counterparts, all of which when taken together shall constitute one instrument. To the extent that any of the Undersigned hold Pooled Shares in more than one capacity (e.g., individually, as trustee, as a partner in a partnership or as custodian), execution of this letter by such person shall be deemed to be execution in all capacities in which such person holds Pooled Shares.



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Please indicate your acceptance of and agreement with the foregoing by signing and returning a copy to Katherine Swoyer.

                                            /s/ Wayne F. Hosking, Jr.
                                          --------------------------------------
                                            /s/ Katherine W. Swoyer
                                          --------------------------------------
                                            /s/ Thomas M. Swoyer, Jr.
                                          --------------------------------------
                                            /s/ A. Frederick Thompson
                                          --------------------------------------
                                            /s/ Susan W. Thompson
                                          --------------------------------------
                                            /s/ Melissa T. Kalucki
                                          --------------------------------------
                                            /s/ Ansel Thompson
                                          --------------------------------------
                                            /s/ Patrick Swoyer
                                          --------------------------------------
                                            /s/ Jennifer T. Hosking
                                          --------------------------------------

                                          --------------------------------------

Accepted and Agreed:

Special Committee
   of Board of Directors
Roy F. Weston, Inc.

By: /s/ Thomas E. Carroll
    -------------------------------
   Thomas E. Carroll, Chairman





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March 9, 2001

Special Committee
    of Board of Directors
Roy F. Weston, Inc.

Attention:  Thomas E. Carroll, Chairman

Dear Committee Members:

Reference is made to the letter dated October 23, 2000 (the "Letter") from each of the undersigned Pool Members to the Special Committee. Terms defined in the Letter are used herein with the same meanings, unless otherwise specified.

Each of the undersigned, intending to be legally bound hereby, agrees with the Company, acting through the Special Committee, that the second sentence of subparagraph (b) of the Letter is amended so that the words "March 15, 2001" are replaced by the words "June 30, 2001".

This letter has been executed in counterparts, all of which taken together shall constitute one instrument. To the extent that any of the undersigned hold Pooled Shares in more than one capacity (e.g., individually, as trustee, as a partner in a partnership or as custodian), execution of this letter by such person shall be deemed to be execution in all capacities in which such person holds Pooled Shares.

[Signature page follows.]


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Please indicate your acceptance of and agreement with the foregoing by signing and returning a copy to Katherine Swoyer.

                                          /s/ Wayne F. Hosking, Jr.
                                          --------------------------------------

                                          /s/ Katherine W. Swoyer
                                          --------------------------------------

                                          /s/ Thomas M. Swoyer, Jr.
                                          --------------------------------------

                                          /s/ A. Frederick Thompson
                                          --------------------------------------

                                          /s/ Susan W. Thompson
                                          --------------------------------------

                                          /s/ Melissa T. Kalucki
                                          --------------------------------------

                                          /s/ Ansel Thompson
                                          --------------------------------------

                                          /s/ Patrick Swoyer
                                          --------------------------------------

                                          /s/ Jennifer T. Hosking
                                          --------------------------------------

                                          --------------------------------------

Accepted and Agreed:

Special Committee
    of Board of Directors
Roy F. Weston, Inc.

By: /s/ Thomas E. Carroll
    ____________________________
    Thomas E. Carroll, Chairman